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[RBC LOGO]

                                  EXHIBIT 99.1

REDDING BANCORP (RDDB)
COMPANY PRESS RELEASE

                                                  FOR INFORMATION CONTACT:
                                             MICHAEL C. MAYER, PRESIDENT & CEO
                                                       REDDING BANCORP
                                                   PHONE (530) 224-7361, OR
                                         LINDA J. MILES, CHIEF FINANCIAL OFFICER
                                                   PHONE (530) 224-7318
                                           WWW.REDDINGBANKOFCOMMERCE.COM/PORTAL

FOR IMMEDIATE RELEASE:

REDDING BANCORP, PARENT COMPANY OF REDDING BANK OF COMMERCE
ANNOUNCES STOCK REPURCHASE PROGRAM

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REDDING, CALIFORNIA, MARCH 8, 2002/ PRNEWSWIRE-- Michael C. Mayer, President and
CEO of Redding Bancorp (OTCBB: RDDB), a $300 million asset financial services holding company, and parent company of Redding Bank of Commerce, today announced that the Board of Directors has authorized a common stock repurchase program.
The program calls for the repurchase of up to 3.45% of the Company's outstanding shares, or approximately 90,000 shares based on the 2,703,000 shares outstanding as of January 31, 2002.

"The Board decision reflects management's confidence in our Company's future. Both RBC Management and the Board of Directors are committed to building shareholder value, and an expanded stock repurchase will benefit shareholders by giving them a choice to participate in the repurchase program and sell their shares back to the Company. This is a distinct opportunity for odd lot investors to take advantage of the program and liquidate their holdings. In addition, the repurchase may qualify for capital gains tax benefits whereas dividends are taxed as ordinary income. The stock repurchase program offers a shareholder-friendly way to distribute cash to the investor," says Mayer.

"By capitalizing on the strength of our balance sheet and the sustainability of our cash flows, we are making a long term investment in RBC and improving shareholder returns, through increased return on equity and earnings per share performance." he added.

All transactions will be structured to comply with the Securities and Exchange Commission Rule 10b-18 and all shares repurchased under the program will be retired.

The repurchase will be executed through the open market. The Company expects to spread the repurchase over the next three calendar quarters. Shareholders interested in participating in the stock repurchase program may contact the following:

                                    Dave Bonaccorso or Lisa Gallo
                                    Hoefer & Arnett
                                    353 Sacramento Street, 10th Floor
                                    San Francisco, CA 94111


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                                 Telephone: (800) 346-5544 Extension #223


Redding Bancorp, located in Redding California is a bank holding company that owns Redding Bank of Commerce, a federally insured California banking corporation, which opened on October 22, 1982. Redding Bank of Commerce has three full service offices and one focused service office. The full-service offices are located in Redding, California, and Roseville Bank of Commerce, a division of RBC, is located in Roseville, California. The Sunrise office of Roseville Bank of Commerce, located in Citrus Heights, California is a focused service office targeting stable deposit markets.

CAUTIONARY STATEMENT: This press release includes forward-looking information, which is subject to the "safe harbor" created by the Securities Act of 1933, and Securities Act of 1934. These forward-looking statements (which involve the Company's plans, beliefs and goals, refer to estimates or use similar terms) involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Risks and uncertainties which could impact future financial performance include, among others, (a) general economic conditions, either nationally or regionally; (b) competitive pressures in the banking industry; (c) changes in the interest rate environment; (d) changes in the regulatory environment; (d) changes in business conditions or the securities markets and inflation; and possible energy shortages in the State of California.

 For additional information concerning risks and uncertainties related to the Company and its operations please refer to the Company's Annual Report on Form 10-K for the year ended December 31, 2000 under the heading "Risk factors" that may affect results, together with periodic reports filed by the Company when evaluating the business prospects of the Company. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to revise or publicly release the results of any revision to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.


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